SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2013 (January 8, 2013)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia		31901
(Address of principal executive offices)		(Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

On January 8, 2013, the United States District Court for the Northern District of Georgia (the “Court”) issued an order preliminarily approving the proposed settlement by and among Synovus Financial Corp. (“Synovus”), the named plaintiff, and all named defendants in the shareholder derivative action entitled Miller v. Anthony, et al., Civil Action No. 1:09-CV03069-JOF (the “Settlement”). A hearing to determine whether the Court should issue an order of final approval of the Settlement has been scheduled for February 26, 2013, at 10:30 a.m. in Courtroom 1905 at the United States District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street SW, Atlanta, Georgia 30303. Pursuant to the Court’s order, any objections to the Settlement must be filed in writing with the court by no later than February 12, 2013.

Additional information concerning the terms of the proposed Settlement, the February 26, 2013 hearing, and the requirements for objections can be found in the Notice of Settlement of Derivative Action and Settlement Hearing (“Notice”) and the Stipulation of Settlement, which are attached hereto as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The Notice is also available for viewing on Synovus’ website at www.synovus.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Settlement of Derivative Action and Settlement Hearing

99.2	Stipulation of Settlement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: January 11, 2013	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President,
General Counsel and Secretary